Exhibit 99.1

Date: June 23, 2022

To: All Canadian Securities Regulatory Authorities

Subject: NICHOLAS FINANCIAL,INC.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	July 26, 2022
Record Date for Voting (if applicable) :	July 26, 2022
Beneficial Ownership Determination Date :	July 26, 2022
Meeting Date :	August 30, 2022
Meeting Location (if available) :	Charlotte, NC
Issuer sending proxy related materials directly to NOBO:	Yes
Issuer paying for delivery to OBO:	No
Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON	65373J209	CA65373J2092

Sincerely,

Mediant Communications Inc.

Agent for NICHOLAS FINANCIAL, INC.